Executed in 25 counterparts of
               which this is counterpart No. ___









              SOUTHWESTERN PUBLIC SERVICE COMPANY


                              TO


                         CHEMICAL BANK

      (Successor by Merger to The New York Trust Company and Chemical Bank New York Trust Company),

                                            As Trustee

                     _____________________

        SUPPLEMENTAL INDENTURE DATED FEBRUARY 15, 1995
           SUPPLEMENTAL TO INDENTURE OF MORTGAGE AND
              DEED OF TRUST, DATED AUGUST 1, 1946





            THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
                      PROPERTY PROVISIONS

               THIS INSTRUMENT GRANTS A SECURITY
                     INTEREST BY A UTILITY


      Relates to First Mortgage Bonds, 8 1/2% Series due 2025

                  THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
                            PROPERTY PROVISIONS





            SUPPLEMENTAL INDENTURE, dated the 15th day of February, 1995, between SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of New Mexico (hereinafter called the "Company"), party of the first part, and CHEMICAL BANK (successor by merger to The New York Trust Company and Chemical Bank New York Trust Company), a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter mentioned (hereinafter called the "Trustee"), party of the second part.

            WHEREAS, the Company executed and delivered to The New York Trust Company, as Trustee, an Indenture of Mortgage and Deed of Trust dated August 1, 1946 (hereinafter called the "Original Indenture") and executed and delivered to The New York Trust Company or to Chemical Bank New York Trust Company or to Chemical Bank, as Trustee, supplemental indentures dated February 1, 1949, February 1, 1953, February 1, 1967, February 9, 1977, March 1, 1979, October 1, 1981, two supplemental indentures dated July 15, 1992 and two supplemental indentures dated December 1, 1992 (hereinafter called the "Supplemental Indentures"), to secure authorized issues of First Mortgage Bonds (hereinafter called the "Bonds") of the Company; and

            WHEREAS, on September 8, 1959, The New York Trust Company was merged under the Banking Law of New York into Chemical Corn Exchange Bank under the name of Chemical Bank New York Trust Company and on February 17, 1969, Chemical Bank New York Trust Company was merged under the Banking Law of New York into Chemical Bank under the name of Chemical Bank, which is now the Trustee under the Original Indenture and Supplemental Indentures; and

            WHEREAS, First Mortgage Bonds of the following Series were duly issued under and in accordance with the terms of the Original Indenture and the Supplemental Indentures and as of the date of this Supplemental Indenture are outstanding in the aggregate principal amounts set opposite the designations of the Series:

                                                  Principal Amounts
            Series                               ___Outstanding___
      5.70% Series due 1997 ......................   $ 15,000,000
      6.875% Series due 1999 .....................   $ 90,000,000
      13 1/2% Series due 2001 ....................   $ 25,000,000
      6 1/2% Series due 2004 .....................   $ 25,000,000
      7 1/4% Series due 2004 .....................   $135,000,000
      6 5/8% Series due 2009 .....................   $ 32,300,000
      8.20% Series due 2022 ......................   $100,000,000
      8 1/4% Series due 2022 .....................   $ 40,000,000

and

            WHEREAS, as permitted by the Original Indenture, the Company by resolutions of its Board of Directors duly adopted has determined to create a new series of Bonds to be known as First Mortgage Bonds, 8 1/2% Series due 2025 (hereinafter called "Bonds of the New Series" or "Bonds of Series due 2025") in the form and having the characteristics set forth in this Supplemental Indenture; and

            WHEREAS, the Company has paid, redeemed or otherwise retired and heretofore delivered to the Trustee certain Bonds not heretofore made the basis of the issuance of additional Bonds under Article 6 of the Original Indenture as heretofore supplemented and it desires to issue Bonds of Series due 2025 against such retired Bonds; and

            WHEREAS, the Company has purchased, constructed or otherwise acquired subsequent to the execution and delivery of the Original Indenture certain Property Additions not heretofore specifically mortgaged and pledged under the Original Indenture as heretofore supplemented and it desires by the inclusion of the descriptions thereof in this Supplemental Indenture to specifically mortgage and pledge such property; and

            WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, as heretofore supplemented, and particularly the provisions contained in Articles Two and Eighteen thereof, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

            WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized, and this Supplemental Indenture has been authorized by resolution duly adopted by a vote of a majority of the entire Board of Directors of the Company;

            NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, in order to better secure the payment both of the principal of and interest on all Bonds issued under the Original Indenture and the Supplemental Indentures and that may be issued under this or any other indenture supplemental to the Original Indenture, according to their tenor and effect, and the performance by the Company of all the covenants and conditions therein and herein contained, and in order to establish the terms of the Bonds of the New Series, hereby further covenants and agrees to and with the Trustee and its successors in the trust under the Original Indenture for the benefit of all those who shall from time to time hold the Bonds and interest coupons, if any, pertaining thereto, as herein set forth, and does hereby ratify and confirm its mortgage and pledge to the Trustee of all property described in the Original Indenture and the Supplemental Indentures and does by these presents grant, bargain, sell, warrant, alien, remise, release, convey, confirm, assign, transfer, mortgage, pledge, and set over unto the Trustee and to its successors and assigns forever the described property set forth in Exhibit A hereto (which shall for all purposes be treated as being set forth in full herein) constituting property acquired by the Company since the execution and delivery of the Original Indenture, and not heretofore specifically mortgaged and pledged under the Original Indenture as heretofore supplemented.

            TOGETHER with all buildings, improvements, plants, stations and substations located on the property referred to in Exhibit A hereto (in the case of those located on leased property, all of the Company's interest therein) or upon any other property or rights of way now or hereafter owned by the Company, together with all easements, rights of way, permits, privileges, towers, poles, machinery, transformers, insulators, equipment, appliances, appurtenances, and all other property, real or personal, of the Company forming a part of, or pertaining to, or used, occupied or enjoyed by the Company in connection with, said improvements and miscellaneous property.

            Also all other property, real, personal and mixed, which the Company now owns and which the Company may hereafter acquire.

            TOGETHER with, all and singular, the tenements, hereditaments and appurtenances belonging or in anywise appertaining to said property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to said property, rights and franchises, and every part and parcel thereof;

            EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this
Supplemental Indenture and from the lien and operation hereof:

            (a) any and all property of the character expressly excepted and excluded from the Original Indenture as heretofore supplemented and from the lien and operation thereof, referred to therein as Excepted Property; and

            (b) all property which has been released by the Trustee or otherwise disposed of by the Company free from the lien of the Original Indenture, as heretofore supplemented, in accordance with the provisions thereof;

            TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

            SUBJECT HOWEVER, to the exceptions hereinabove recited, and to Permitted Encumbrances as defined in Section 4.01 of the Original Indenture, and liens existing on any property hereafter acquired by the Company at the time of such acquisition and permitted by Section 9.15 of the Original Indenture, Section 3.02 of the Supplemental Indenture dated February 1, 1967, and Section 2.02 of the Supplemental Indentures dated March 1, 1979, October 1, 1981, two Supplemental Indentures dated July 15, 1992 and two Supplemental Indentures dated December 1, 1992 and of this Supplemental Indenture;

            IN TRUST, NEVERTHELESS, for the purposes and upon the trusts, terms and conditions, and subject to and with the provisos and covenants set forth in the Original Indenture, the Supplemental Indentures and this Supplemental Indenture with the same effect in all respects as if the property and rights herein described and herein conveyed to the Trustee had at the time of the execution and delivery of the Original Indenture been owned by the Company and had been specifically and at length described in and conveyed to the Trustee by the Original Indenture as a part of the property therein stated to be conveyed and as if this Supplemental Indenture had been executed and delivered at the time of the execution and delivery of the Original Indenture.

                                ARTICLE ONE

                          BONDS OF THE NEW SERIES

            Section 1.01. There is hereby created a series of Bonds, known as and entitled "First Mortgage Bonds, 8 1/2% Series due 2025," and the form thereof shall be as provided in this Supplemental Indenture.

            The aggregate principal amount of Bonds of the New Series which may be authenticated and delivered and outstanding under the Original Indenture and this Supplemental Indenture shall be unlimited except as provided in Articles Two, Three, Four, Five and Six of the Original Indenture, as amended by the Supplemental Indenture dated February 9, 1977. Bonds of the New Series shall bear interest at the rate of 8 1/2% per annum until the principal thereof becomes due and payable and thereafter, if default be made in the payment of such principal, at the rate of 6% per annum until the principal thereof shall be paid and shall mature on February 15, 2025.

            Bonds of the New Series shall be registered Bonds in book-entry form or in definitive form without coupons of the denominations of $1,000 and any integral multiple of $1,000 which may be executed by the Company and delivered to the

Trustee for authentication and delivery. Bonds of the New Series, if authenticated and delivered prior to August 15, 1995, shall be dated February 22, 1995, and, if authenticated and delivered on or after August 15, 1995, shall be dated as provided in Section 2.05 of the Original Indenture. Bonds of the New Series shall bear interest from their respective dates, such interest to be payable on August 15, 1995 and semi-annually thereafter on the fifteenth day of February and August in each year. The principal of and interest on the Bonds of the New Series shall be payable at the principal corporate trust office of the Trustee or its successor in trust under the Indenture, in the Borough of Manhattan, The City of New York (unless the Company shall designate and maintain some other office or agency for such purpose), in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. Notwithstanding anything in the Original Indenture or this Supplemental Indenture to the contrary, so long as the Bonds are in a book-entry only system, payment of principal of and interest on the Bonds of the new Series will be in accordance with arrangements with Depository Trust Company, New York, New York and its successor and assigns ("DTC"). Bonds of the New Series shall be subject to redemption as provided in Section 1.03 of this Supplemental Indenture.

            Definitive Bonds of the New Series may be issued in the form of engraved Bonds or Bonds lithographed or printed with steel engraved borders, and the signature of the Chairman of the Board, the President or a Vice-President and of the Secretary or an Assistant Secretary of the Company may be facsimile. Subject to the foregoing provisions of this Section, definitive Bonds of the New Series, upon surrender to the Trustee at its principal corporate trust office, shall be exchangeable for other Bonds of the same series (dated February 22, 1995, in the case of an exchange prior to August 15, 1995 and dated as provided in Section 2.05 of the Original Indenture in case of an exchange on or after August 15, 1995) in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holder surrendering the same. No charge for any such exchange shall be made except for taxes or governmental charges. The Company will execute, and the Trustee shall authenticate and deliver, Bonds whenever the same shall be required for any such exchange.

            If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Original Indenture or this Supplemental Indenture to the contrary, unless the Company shall otherwise direct (which direction shall promptly be given at the written request of the Company), all Bonds of the New Series issued hereunder shall be registered in the name of Cede & Co., as nominee of DTC, as registered owner of the Bonds of the New Series, and held in the custody of DTC. Unless otherwise requested by DTC, a single certificate will be issued and delivered to DTC. Beneficial owners of Bonds of the New Series will not receive physical delivery of Bond certificates except as provided hereinafter. For so long as DTC shall continue to serve as securities depository for the Bonds of the New Series as provided herein, all transfers of beneficial ownership interests will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds of the New Series is to receive, hold or deliver any Bond certificate.

            With respect to Bonds of the New Series registered in the name of Cede & Co., as nominee of DTC, the Trustee and the Company shall have no responsibility or obligation to the securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations on whose behalf DTC was created to hold securities to facilitate the clearance and settlement of securities transactions among DTC Participants ("DTC Participants") or to any person on whose behalf a DTC Participant holds an interest in the Bonds of the New Series. Without limiting the immediately preceding sentence, the Trustee and the Company shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any own-ership interest in the Bonds of the New Series, (ii) the delivery to any DTC Participant or any other person, other than a registered owner of the Bonds of the New Series, as shown on the registration books, of any notice with respect to the Bonds of the New Series, including any notice of redemption, or (iii) the payment to any DTC Participant or any other person, other than a registered owner of the Bonds of the New Series, as shown in the registration books, of any amount with respect to principal of or premium, if any, or interest on the Bonds of the New Series.

            If the Bonds of the New Series are to be issued in book-entry form only, replacement Bonds may be issued directly to beneficial owners of Bonds of the New Series other than DTC, or its nominee, but only in the event that (i) DTC determines not to continue to act as securities depository for the Bonds of the New Series (which determination shall become effective by the giving of reasonable notice to the Company or the Trustee); or (ii) the Company has advised DTC of its determination (which determination is conclusive as to DTC and beneficial owners of the Bonds of the New Series) to terminate the services of DTC as securities depository for the Bonds of the New Series; or (iii) the Company has determined (which determination is conclusive as to DTC and the beneficial owners of the Bonds of the New Series) that the interests of the beneficial owners of the Bonds of the New Series might be adversely affected if such book-entry only system of transfer is continued. Upon occurrence of the event set forth in (i) above, the Company shall use its best efforts to attempt to locate another qualified securities depository. If the Company fails to locate another qualified securities depository to replace DTC, the Company shall direct the Trustee to cause to be authenticated and delivered replacement Bonds of the New Series, in certificate form, to the beneficial owners of the Bonds of the New Series. In the event that the Company makes the determination noted in (ii) or (iii) above (provided that the Company undertakes no obligation to make any investigation to determine the occurrence of any events that would permit the Company to make any such determination), and has made provisions to notify the beneficial owners of Bonds of the New Series of such determination by mailing an appropriate notice to DTC, the Company shall cause to be issued replacement Bonds of the New Series in certificate form to beneficial owners of the Bonds of the New Series as shown on the records of DTC provided to the Trustee and the Company.

            Whenever, during the term of the Bonds of the New Series, the beneficial ownership thereof is determined by a book-entry at DTC, the requirements in the Original Indenture or this Supplemental Indenture of holding, delivering or transferring Bonds or selection of Bonds to be redeemed shall be deemed modified to require the appropriate person or entity to meet the requirements of DTC as to registering or transferring the book-entry to produce the same effect.

            If the Bonds of the New Series are to be issued in book-entry form only, notwithstanding any provision of the Original Indenture or this Supplemental Indenture to the contrary, all Bonds of the New Series issued hereunder, if DTC so requires, shall bear a legend substantially to the following effect:

            Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            If the Bonds of the New Series are to be issued in book-entry form only, the Company and the Trustee shall enter into a letter of representations with DTC to implement the book-entry only system of Bond registration described above.

            If at any time DTC ceases to hold the Bonds of the New Series, all references herein to DTC shall be of no further force or effect.

            Section 1.02. The text of the Bonds of the New Series and the certificate of authentication of the Trustee to be executed thereon are to be substantially in the following forms, respectively:

                 (FORM OF FACE OF BONDS OF THE NEW SERIES)

No. R ...........                                             $............

                    SOUTHWESTERN PUBLIC SERVICE COMPANY

                First Mortgage Bond, 8 1/2% Series Due 2025
                          Due February 15, 2025,

            SOUTHWESTERN PUBLIC SERVICE COMPANY (hereinafter called the "Company"), a corporation organized and existing under the laws of the State of New Mexico, for value received, hereby promises to pay to or registered assigns, on the fifteenth day of February,
2025             DOLLARS in any coin or currency of the United States of
America which at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon from the date hereof, at the rate of 8 1/2 per cent per annum, payable in like coin or currency semi-annually on February 15 and August 15 in each year, commencing August 15, 1995 until the principal hereof shall have become due and payable, and thereafter if default be made in the payment of such principal, at the rate of six per cent per annum, until the principal hereof shall be paid.

            The principal of and interest on this Bond are payable at the principal corporate trust office of Chemical Bank or its successor in trust under the Indenture referred to on the reverse hereof, in the Borough of Manhattan, the City of New York (unless the Company shall designate and maintain some other office or agency for such purpose). Notwithstanding anything in the Original Indenture or this Supplemental Indenture to the contrary, so long as the Bonds are in a book-entry only system, payment of principal of and interest on this Bond will be in accordance with arrangements with Depository Trust Company, a New York corporation ("DTC").

            The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been duly executed by Chemical Bank, as Trustee, or its successor, as Trustee, under the Indenture.

            IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name by the manual or facsimile signature of its Chairman of the Board, its President or a Vice-President and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated

                              SOUTHWESTERN PUBLIC SERVICE COMPANY,

                                    By

                                                            President

Attest:

                  Secretary

        (FORM OF TRUSTEE'S CERTIFICATE FOR BONDS OF THE NEW SERIES)

        This is one of the Bonds described in the within mentioned
   Indenture,

                               CHEMICAL BANK

                                                          As Trustee

                                    By

                                                 Authorized Officer

               (FORM OF REVERSE OF BONDS OF THE NEW SERIES)

            This Bond is one of an authorized issue of Bonds of the Company known as its "First Mortgage Bonds," issued and to be issued in one or more series under, and all equally and ratably secured (except as any sinking, amortization improvement, renewal or other analogous fund, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the Bonds of any particular series) by, an Indenture of Mortgage and Deed of Trust dated August 1, 1946, as supplemented by Supplemental Indentures dated February 1, 1949 and February 1, 1953, from the Company to The New York Trust Company, as Trustee, and by Supplemental Indenture dated February 1, 1967, from the Company to Chemical Bank New York Trust Company, as Trustee, and by Supplemental Indentures dated February 9, 1977, March 1, 1979, October 1, 1981, two Supplemental Indentures dated July 15, 1992, two Supplemental Indentures dated December 1, 1992, and February 15, 1995, from the Company to Chemical Bank (hereinafter called the "Trustee"), successor by merger to The New York Trust Company and Chemical Bank New York Trust Company, as Trustee (said Mortgage and Deed of Trust as so supplemented being hereinafter collectively called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said Bonds and the coupons appurtenant to coupon Bonds and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said Bonds are and are to be secured. To the extent permitted by the Indenture and as provided therein, with the consent of the Company and upon the written consent or affirmative vote of the holders of at least sixty-six and two-thirds per cent in principal amount of the Bonds then outstanding and entitled to consent, and of the holders of not less than sixty-six and two-thirds per cent in principal amount of the Bonds then outstanding and entitled to consent of each series affected thereby in case one or more but less than all of the series of Bonds issued under the Indenture are so affected, the rights and obligations of the Company and of the holders of Bonds and coupons appurtenant to coupon Bonds, and the terms and provisions of the Indenture and of any instrument supplemental thereto may be modified from time to time, provided that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium on, the Bonds, or reduce the percentage of the principal amount of Bonds, the consent of which is required for the authorization of any such modification or alteration, or which would modify, without the written consent of the Trustee, the rights or obligations of the Trustee. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any Series of Bonds created after July 15, 1992, including the First Mortgage Bonds, 8 1/2% Series due 2025, to make such amendments to the Indenture as shall be necessary in order to amend or delete in its entirety the maintenance covenant contained therein. As provided in the Indenture, said Bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series of Bonds entitled "First Mortgage Bonds 8 1/2% Series due 2025".

            This Bond is subject to redemption at any time on or after February 15, 2005 upon at least thirty (30) days' and not more than fifty
(50) days' notice given as provided in the Indenture, at the option of the Company at the following general redemption prices, expressed in percentages of principal amount:

If redeemed                         If redeemed
during 12        General             during 12        General
months beginning Redemption    months beginning Redemption
February 15,        Prices____    February 15,           Prices____

2005................104.225%        2011...............101.690%
2006................103.802         2012...............101.267
2007................103.380         2013...............100.845
2008................102.957         2014...............100.422
2009................102.535         2015 and
2010................102.112          thereafter........100.000

together with accrued and unpaid interest on the principal amount thereof to the date fixed for redemption. This Bond is subject to redemption at any time out of proceeds received by the Trustee by reason of the taking of any property subject to the Indenture by the power of eminent domain or by lawful governmental authority, upon the notice hereinabove mentioned, all as more fully provided in the Indenture, at the special redemption price of 100% of its principal amount, together with accrued and unpaid interest thereon to the date fixed for redemption.

            If an Event of Default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture. This Bond is transferable by the registered owner hereof in person or by attorney authorized in writing, at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York (unless the Company shall designate and maintain some other office or agency for such purpose), upon surrender for cancellation of this Bond and on payment of the charges and subject to the terms and conditions set forth in the Indenture, and upon any such transfer a new bond of the same series, for the same aggregate principal amount, dated February 22, 1995 if authen-ticated and delivered prior to August 15, 1995, and dated as provided in
Section 2.05 of the Original Indenture if authenticated and delivered on or after August 15, 1995 will be issued to the transferee in exchange herefor. First Mortgage Bonds, 8 1/2% Series due 2025, are issuable as registered Bonds without coupons of the denominations of $1,000 and any integral multiple of $1,000 which may be executed by the Company and delivered to the Trustee for authentication and delivery. All Bonds of said Series, upon surrender to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York (unless the Company shall designate and maintain some other office or agency for such purpose), are exchangeable for other Bonds of the same series (dated February 22, 1995, in the case of an exchange prior to August 15, 1995, and dated as provided in Section 2.05 of the Original Indenture in case of an exchange on or after August 15, 1995) in such authorized denomination or denominations in the same aggregate principal amount, as may be requested by the holder surrendering the same. The Company and the Trustee and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. No recourse under or upon any obligation, covenant or agreement contained in this Bond or in the Indenture or any indenture supplemental thereto or under or upon any indebtedness secured by or arising out of the Indenture or any indenture supplemental thereto shall be had against any incorporator, stockholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, and being likewise released by the terms of the Indenture.

            Whenever the beneficial ownership of this Bond is determined by a book entry at a securities depository for the Bonds, the foregoing requirements of holding, delivering or transferring this Bond shall be modified to require the appropriate person or entity to meet the requirements of the securities depository as to registering or transferring the book entry to produce the same effect.

            SECTION 1.03. Bonds of the New Series shall be redeemable (except as otherwise provided in Section 8.05 of the Original Indenture, as amended by Section 3.01 of the Supplemental Indenture dated February 1,
1949) at the option of the Company, at any time and from time to time on or after February 15, 2005, in whole or in part, in the manner, with the effect and upon the notice provided in Article Eleven of the Original Indenture at the general redemption prices set forth in Section 1.02 of this Supplemental Indenture, together with accrued and unpaid interest on the principal amount thereof to the date fixed for redemption. The redemption price for Bonds of the New Series which are to be redeemed by the use of Trust Monies which are the proceeds of the taking of any part of the Trust Estate through exercise of the power of eminent domain or by the exercise of any State, municipality or other governmental authority of any right which it may have to purchase any part of the Trust Estate, as provided in Section 8.05 of the Original Indenture, as amended by
Section 3.01 of the Supplemental Indenture dated February 1, 1949, shall be 100% together with accrued and unpaid interest on the principal amount thereof to the date fixed for redemption.

                                ARTICLE TWO

                         MISCELLANEOUS PROVISIONS

            Section 2.01. All the provisions, terms and conditions of the Original Indenture, as heretofore supplemented and amended by the Supplemental Indentures, shall continue in full force and effect. All terms defined in the Original Indenture, as heretofore supplemented, shall, for all purposes of this Supplemental Indenture, have the meaning specified in the Original Indenture, as heretofore supplemented, unless the text otherwise indicates.

            Section 2.02. (a) The Company covenants that so long as any Bonds of the New Series shall remain outstanding it will comply with the covenants contained in Sections 9.06 and 9.15 of the Original Indenture to the same extent as if the clause "so long as any of the Bonds of 2 7/8% Series due 1971 shall be outstanding" in each instance where it or a similar clause appears in such Sections were replaced by the clause "so long as any of the Bonds of 2 7/8% Series due 1971 or any of the Bonds of 8 1/2% Series due 2025 shall be outstanding".

            (b) The Company reserves the right, subject to appropriate corporate action, but without any consent or other action by holders of Bonds of any series created after July 15, 1992, including the Bonds of the New Series, to make such amendments to the Original Indenture, and to the Original Indenture as supplemented, as shall be necessary in order to amend or delete in its entirety paragraph (a) of this Section 2.02 and/or Section
9.06 of the Original Indenture.

            Section 2.03. To the extent authorized, permitted or necessary under applicable law, this Supplemental Indenture shall also be considered to be a security agreement and financing statement under the Uniform Commercial Code as adopted or hereafter adopted in one or more of the states in which any part of such properties, as aforesaid, are situated. The mailing address of Southwestern Public Service Company (the Debtor) is:
SPS Tower, Tyler at Sixth, Amarillo, Texas 79101. The mailing address of Chemical Bank, as Trustee (the Secured Party) is: 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trust Administration.

            Section 2.04. This Supplemental Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original, and shall constitute and be one and the same instrument.

            Section 2.05. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, or the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

            This Supplemental Indenture has been dated February 15, 1995, solely for convenience, but has in fact been executed by the parties hereto on the dates indicated by their respective acknowledgments.

            IN WITNESS WHEREOF, SOUTHWESTERN PUBLIC SERVICE COMPANY, party hereto of the first part, has caused this Supplemental Indenture to be duly executed on its behalf and its corporate seal to be hereto affixed and to be attested, and CHEMICAL BANK, party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be duly executed on its behalf and its corporate seal to be hereto affixed and to be attested, all as of the day and year first above written.

                                          SOUTHWESTERN PUBLIC SERVICE
                                            COMPANY,
                                                  /s/ Bill D. Helton
Attest: /s/ Mary Pullum                           ----------------------------
      -----------------------                     Name:  Bill D. Helton
      Name:  Mary Pullum                          Title: Chairman of the Board
     Title: Assistant Secretary


Signed, sealed and delivered by                 [CORPORATE SEAL]
SOUTHWESTERN PUBLIC SERVICE
COMPANY, in the presence of:

/s/  Patricia L. Belcher
- ------------------------------

/s/   Louise C. Ross
- ------------------------------

/s/   Diane Allen
- ------------------------------                  CHEMICAL BANK,
                                                /s/ Josiane De Sousa
                                                ---------------------------
                                                Name:  Josiane De Sousa
                                                Title: Assistant Vice
                                                         President

Attest:  /s/  R. Lorenzen
        ---------------------------
     Name:   R. Lorenzen
     Title:  Senior Trust Officer


Signed, sealed and delivered by                 [CORPORATE SEAL]
CHEMICAL BANK, in the presence of:

      /s/  T.C. Knight
- ----------------------------------

     /s/   A. M. Deal
- ----------------------------------

STATE OF TEXAS   )
                 :  ss.:
COUNTY OF POTTER )

            The foregoing instrument was acknowledged before me this 16th day of February, 1995, by Bill D. Helton, Chairman of the Board of SOUTHWESTERN PUBLIC SERVICE COMPANY, a New Mexico corporation, on behalf of said corporation.

(NOTARIAL SEAL)
                                             /s/ Patricia L. Belcher
                                         -----------------------------------
                                         Notary Public, State of Texas
                                         My Commission Expires




STATE OF NEW YORK  )
                   :  ss.:
COUNTY OF NEW YORK )

            The foregoing instrument was acknowledged before me this 22nd day of February, 1995, by Josiane De Sousa, an Assistant Vice President of CHEMICAL BANK, a New York corporation, on behalf of said corporation acting in its capacity as trustee under the Southwestern Public Service Company Indenture of Mortgage and Deed of Trust dated August 1, 1946, as supplemented and amended.

(NOTARIAL SEAL)
                                          /s/ Emily Fayan
                                         -----------------------------------
                                          Notary Public, State of New York

STATE OF TEXAS   )
                 :  ss.:
COUNTY OF POTTER )

            BEFORE ME, the undersigned authority, on this day personally appeared Mary Pullum, who, having been by me first duly sworn, upon oath says:

            That she is Assistant Secretary of Southwestern Public Service Company which executed the foregoing instrument, as Party of the First Part, and that Southwestern Public Service Company is a corporation engaged in the States of Texas, New Mexico and Oklahoma in the generation, manufacture, transmission, distribution and sale of electric energy and power to the public for domestic, commercial, industrial and other uses, and is one of the corporations referred to in the Business and Commerce Code of Texas, Title 4, Chapter 35 and in Chapter 62, Article 13 Section 5 Paragraph A of New Mexico Statutes Annotated (Laws 1961, ch. 76, Sec. 1, Laws 1973, ch. 253, Sec. 1) and in 46 Okl. St. Ann., Section 17 (Laws 1963, ch. 359, Sec. 1, Laws 1984, ch. 229, Sec. 14).

            The foregoing instrument is a Supplemental Indenture supplemental to an Indenture of Mortgage and Deed of Trust from Southwestern Public Service Company to Chemical Bank (successor by merger to The New York Trust Company and Chemical Bank New York Trust Company), as Trustee, dated August 1, 1946, which contains after-acquired property provisions, and supplements thereto dated February 1, 1949, February 1, 1953, February 1, 1967, February 9, 1977, March 1, 1979, October 1, 1981,
two supplements dated July 15, 1992, two supplements dated December 1, 1992, and February 15, 1995, each of which contains after-acquired property provisions.

            Dated this 16th day of February, 1995.

                                                 /s/ Mary Pullum
                                          -------------------------------
                                          Name:  Mary Pullum

            Subscribed and sworn to before me by Mary Pullum on this 16th day of February, 1995.

(NOTARIAL SEAL)
                                            /s/ Patricia L. Belcher
                                          -------------------------------
                                          Notary Public State of Texas
                                           My Commission Expires

EXHIBIT A




PROPERTY SITUATED IN THE STATE OF NEW MEXICO


ROOSEVELT COUNTY, NEW MEXICO

A tract in the Northwest Quarter of Northeast Quarter (NW/4 NE/4) of Section Thirty-six (36), Township One (1) South, Range Thirty-four (34) East, N.M.P.M. in Roosevelt County, New Mexico and described as: Beginning at a #4 bar (at the southeast corner of Southwestern Public Service's transformer station) on the north alley line through Block 6 from which a #4 bar at the northwest corner of Lot 21, Block 6, Paula's Zodiac Addition, Unit 3, bears S 09 degrees 48' W, 20.4 feet distant: thence, N 01 degrees 18' E, 95.0 feet to an existing #4 bar at SPS's northeast corner: thence, Northeasterly, 28.5 feet around a curve to the left of radius 50 feet thru a delta angle of 32 degrees 41':
thence, East, 3.2 feet: thence, S 01 degrees 18' W, 105.0 feet to the north line of the alley: thence, West, 30.0 feet along the alley line to the point of beginning. EXHIBIT A (Continued)




PROPERTY SITUATED IN THE STATE OF TEXAS


BORDEN COUNTY, TEXAS

A tract of land out of Section 12, Block 33, T-3-N, T&P RR. Co. Survey, Borden County, Texas, described by metes and bounds as follows: Beginning at the Southeast corner of the Candace Lou Good Jacobson Tract #2, as described in Exhibit "H" of a partition deed recorded in volume 209, page 247 thru 261 of the Borden County Deed Records. Thence, S 76 degrees 37' 28"W, 700.0 feet along the north right of way line of a paved county road and the south line of said Candace Lou Good Jacobson Tract #2 to a point; thence N 15 degrees 07' 30"W, 400.0 feet to a point, thence N 76 degrees 37' 28"E, 700.0 feet to a point, thence S 15 degrees 07' 30"E, 400.0 feet to the place of beginning, containing 6.42 acres of land, more or less.
EXHIBIT A (Continued)




ELECTRIC TRANSMISSION SYSTEMS - NEW MEXICO



1. Lea County Interchange to New Mexico State Line - 23.45 miles of 230 kV wood H-Frame line with some steel pole corners and angles extending South from Lea County
Interchange, thence East, and thence Southwest to the New
Mexico State Line.

2. South Portales to E.F.D.C. Substation - 2 miles of 69 kV wood single pole line extending West from South Portales
Substation to E.F.D.C. Substation, Roosevelt County.

3.  Urton Substation to Roswell Interchange - 6.5 miles of
115 kV steel single pole line extending Southwest to City
Substation, and thence South to Roswell Interchange, Chaves
County.

4.  Jal Substation to Dollarhide Substation - 3.5 miles of
115 kV wood H-Frame line extending East from Jal Substation to Dollarhide Substation, Lea County.

5. Potash Junction Substation to PCA Interchange - 4.5 miles of 115 kV and 69 kV double circuit wood H-Frame line extending North from Potash Junction Substation to PCA
Interchange, Eddy County.

6. Duvall Substation to IMC Substation - 3 miles of 69 kV wood H-Frame line extending Southeast from Duvall Substation to IMC Substation, Eddy County.

7. Wipp Substation to Sand Dunes Substation - 6 miles of wood H-Frame line extending South from Wipp Substation to Sand Dunes Substation, Eddy County.

ELECTRIC TRANSMISSION SYSTEMS - TEXAS



1. New Mexico State Line to Midland Interchange - 65.62 miles of 230 kV wood H-Frame line with some steel pole corners and angles extending South and Southwest from the New Mexico State Line, thence East and Southeast to Midland
Interchange, Midland County.

2.  Jones Plant to Grassland Interchange - 26.60 miles of
230 kV wood H-Frame line with some steel pole corners and angles extending South from Jones Plant to Grassland
Interchange, Lynn County.

3. Lynn County Interchange to Graham Substation - 23.50 miles of 115 kV wood H-Frame line with some steel pole corners and angles extending South from Lynn County
Interchange, thence East to Graham Substation, Garza County.

4.  Seagraves Interchange to Sulphur Springs Interchange -
12.50 miles of 115 kV wood H-Frame line with some steel pole corners and angles extending East from Seagraves
Interchange, thence North to Sulphur Springs Interchange,
Terry County.

5. Graham Interchange to Justiceburg - 15.4 miles of 69 kV wood H-Frame line extending South from Graham Interchange, thence Southeast to Justiceburg, Garza County.

6. Grassland Interchange to Borden Interchange - 43.76 miles of 230 kV wood H-Frame line with some steel pole corners and angles extending South from Grassland
Interchange to Borden Interchange, Borden County.


SUBSTATIONS - NEW MEXICO

                                                        KVA
                               County                   Capacity
Zia                            Lea                       10,000
Coopers Ranch                  Lea                       12,000
Sand Dunes                     Eddy                       7,500
IMC #4                         Eddy                       5,000
Dollarhide                     Lea                       12,000



SUBSTATIONS - TEXAS

                                                        KVA
                               County                   Capacity
Graham Interchange             Garza                     23,000
McClellan                      Gray                       5,000
Sulpher Springs Interchange    Terry                     72,900
Borden County Interchange      Borden                   150,000
Grassland Interchange          Lynn                      60,000
Midland Interchange            Midland                  150,000
Cedar Lake                     Gaines                    10,000
/TABLE

LEASES
JANUARY 1993 - FEBRUARY 1995



 1. Lease renewal granted to the Company by Floyd Rowland for the Company's office space in the City of Post, Texas, for a period of 5 years beginning February 1, 1993.

 2. Lease renewal granted to the Company by C. E. Basinger for the Company's office space in the City of Post, Texas, for a period of 5 years beginning April 1, 1993.

 3.  Lease renewal granted to the Company by Mrs. Howard
Hoffman for the Company's office space in the City of Slaton, Texas, for a period of 5 years beginning July 1, 1993.

 4. Lease renewal granted to the Company by Louise Baird for the Company's office space in the City of Boise City, Oklahoma, for a period of 5 years beginning August 1, 1993.

 5.  Lease renewal granted to the Company by James M.
Davidson for the Company's office space in the City of Silverton, Texas, for a period of 5 years beginning October
1, 1993.

 6. Lease renewal granted to the Company by Olton State, Branch of First National Bank of Lockney for the Company's office space in the City of Olton, Texas, for a period of 5 years beginning January 1, 1995.

 7. Lease renewal granted to the Company by Roscoe Thompson for the Company's office space in the City of Elkhart, Kansas, for a period of 5 years beginning February 1, 1994.

 8.  Lease renewal granted to the Company by William J.
Mencarow, Jr. for the Company's office space in the City of Dalhart, Texas, for a period of 5 years beginning May 1, 1994.

 9.  Lease renewal granted to the Company by Reznik Family
Trust for the Company's office space in the City of Dumas, Texas, for a period of 5 years beginning July 20, 1994.

10.  Lease renewal granted to the Company by Lynch
Properties Corporation for the Company's office space in the City of Hobbs, New Mexico, for a period of 18 months beginning September 1, 1994.


FRANCHISES
JANUARY 1993 - FEBRUARY 1995



                                        TYPE                  DATE OF
TOWN                    COUNTY          OF SERVICE            EXPIRATION
Idalou, Texas           Lubbock         Electric              10/12/2019
Ropesville, Texas       Hockley         Electric              12/30/2019